Exhibit 99.3

UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The tables below show condensed financial information for each of German American Bancorp, Inc. (“GABC”) and Heartland BancCorp (“HLAN”), as well as unaudited pro forma condensed combined financial information for GABC and HLAN, for the year ended December 31, 2023 and as of and for the nine months ended September 30, 2024, and pro forma adjustments described in the accompanying notes, reflecting the merger of HLAN with and into GABC (the “merger”), which was completed on February 1, 2025.

Except as otherwise noted in the footnotes to the tables, (a) the financial information included under the “GABC Historical” column is derived from GABC’s historical unaudited interim financial statements and accompanying notes included in GABC’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, and GABC’s historical audited financial statements and accompanying notes included in GABC’s Annual Report on Form 10-K for the year ended December 31, 2023, each of which is incorporated by reference herein, and (b) the financial information under the “HLAN Historical” column is derived from HLAN’s historical unaudited condensed financial statements and accompanying notes for the period ended September 30, 2024, and HLAN’s historical audited financial statements and accompanying notes for the year ended December 31, 2023, which are included as Exhibit 99.2 and Exhibit 99.1, respectively, to Amendment No. 2 to Current Report on Form 8-K/A, filed by GABC on April 16, 2025 (the “Form 8-K/A”), to which this Exhibit 99.3 is also attached and filed.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

•	The acquisition of HLAN by GABC under the provision of Financial Accounting Standard Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations” where the sale of assets and liabilities of HLAN will be recorded by GABC at their respective fair values as of the date the merger is completed;

•	The distribution of shares of GABC common stock to HLAN shareholders in exchange for shares of HLAN common stock (based on a 3.90 exchange ratio);

•	Certain reclassifications to conform historical HLAN financial information presentation to GABC; and

•	Transaction costs in connection with the merger.

The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical consolidated balance sheets of GABC and HLAN, presenting the merger as if it had been consummated on September 30, 2024. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2024, and for the year ended December 31, 2023, combine the historical consolidated income statements of GABC and HLAN, presenting the merger as if it had been consummated on January 1, 2023. You should read such information in conjunction with GABC’s and HLAN’s consolidated financial statements for the nine months ended September 30, 2024 and the year ended December 31, 2023 and related notes, which for GABC are included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and its Annual Report on Form 10-K for the year ended December 31, 2023, respectively, and for HLAN are included as Exhibit 99.2 and Exhibit 99.1, respectively, to the Form 8-K/A. You should also read the accompanying Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet and Income Statements.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only, and does not necessarily indicate the financial results of the combined company had GABC and HLAN actually been combined as of the dates indicated and at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods of the future financial position of the combined entities, which could differ materially from those shown in this information. The unaudited pro forma condensed combined financial information does not reflect the benefits of expected synergies, anticipated cost savings, or other factors that may result as a consequence of the merger. The unaudited pro forma condensed combined financial information also does not consider any potential effect of changes in market conditions or interest rates on revenues or the impact of changes in GABC’s stock price. As explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

As of the date of the Form 8-K/A, GABC has not yet completed the valuation analysis and calculations at the level of detail required to obtain the necessary estimates of the fair market values of the HLAN assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and liabilities. Therefore, certain HLAN assets and liabilities are presented at their respective carrying amounts and should be considered preliminary values. Final determination of the fair values of HLAN assets and liabilities will be obtained based on actual HLAN asset and liabilities as of the closing date of the merger.

Due to the preliminary valuation analysis as noted above, the pro forma adjustments presented are to be considered preliminary and subject to change as additional information becomes available, and the final closing balances are known. The preliminary pro forma adjustments have been presented solely for the purpose of providing the unaudited pro forma condensed combined financial information. Any changes in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill, deferred taxes, and other assets and liabilities, and may impact the combined company’s statement of income.

UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

(Dollars in Thousands, Except Per Share Amounts)

At September 30, 2024

	GABC Historical	HLAN Historical	Transaction Accounting / Other Transaction Adjustments	Note 3	Combined Pro- forma Amounts for GABC
Assets
Cash and Cash Equivalents	$195,555	$67,771	$(23,102)	(A)	$240,224
Securities Available-for-Sale, at Fair Value	1,547,994	229,907	-		1,777,901
Other Investments	853	6,946	-		7,799
Loans Held-for-Sale, at Fair Value	9,173	2,854	-		12,027
Loans (Net of Unearned Income)	4,061,149	1,553,690	(86,800)	(B)	5,528,039
Less: Allowance for Credit Losses	(44,124)	(17,845)	(10,855)	(C)	(72,824)
Loans, Net	4,017,025	1,535,845	(97,655)		5,455,215
Premises, Furniture and Equipment, Net	105,419	32,548	3,300	(D)	141,267
Goodwill	179,025	12,389	203,018	(E)	394,432
Intangible Assets	4,523	433	37,667	(F)	42,623
Company Owned Life Insurance	86,880	20,809	-		107,689
Accrued Interest Receivable and Other Assets	114,460	31,101	11,400	(G)	156,961
Total Assets	$6,260,907	$1,940,603	$134,628		$8,336,138

Liabilities
Non-interest-bearing Demand Deposits	$1,406,405	$431,582	$-		$1,837,987
Interest-beraring Demand, Savings, and Money Market Accounts	2,955,306	686,221	-		3,641,527
Time Deposits	909,568	587,927	(1,900)	(H)	1,495,595
Total Deposits	5,271,279	1,705,730	(1,900)		6,975,109
FHLB Advances and Other Borrowings	204,153	39,655			243,808
Accrued Interest Payable and Other Liabilities	40,912	19,352	15,433	(I)	75,697
Total Liabilities	5,516,344	1,764,737	13,533		7,294,614
Stockholder's Equity
Common Stock	29,679	-	7,743	(J)	37,422
Additional Paid-in Capital	391,583	58,905	253,359	(K)	703,847
Retained Earnings	498,340	130,069	(153,115)	(L) (M)	475,294
Accumulated Other Comprehensive Income (Loss)	(175,039)	(13,108)	13,108	(N)	(175,039)
Total Shareholders' Equity	744,563	175,866	121,095		1,041,524
Total Liabilities & Shareholders' Equity	$6,260,907	$1,940,603	$134,628		$8,336,138

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA

CONDENSED COMBINED INCOME STATEMENT

 (Dollars in Thousands, Except Per Share Amounts)

For the Nine Months Ended September 30, 2024

	GABC Historical	HLAN Historical	Transaction Accounting Adjustments	Note 3	Combined Pro- forma Amounts for GABC
Interest Income
Interest and Fees on Loans	$178,196	$70,589	$13,020	(O)	$261,805
Interest on Federal Funds Sold and Other Short-term Investments	4,905	1,189	-		6,094
Interest and Dividends on Securities:					-
Taxable	18,111	5,251	-		23,362
Non-taxable	13,276	2,020	-		15,296
Total Interest Income	214,488	79,049	13,020		306,557
Interest Expense
Interest on Deposits	67,749	32,525	1,425	(P)	101,699
Interest on FHLB Advances and Other Borrowings	7,180	1,935	-		9,115
Total Interest Expense	74,929	34,460	1,425		110,814
Net Interest Income	139,559	44,589	11,595		195,743
Provision for credit losses	2,150	-	-		2,150
Net Interest Income After Provision for Credit Losses	137,409	44,589	11,595		193,593
Non-Interest Income
Wealth Management Fees	10,729	981	-		11,710
Service Charges on Deposit Accounts	9,325	2,968	-		12,293
Insurance Revenues	4,384	230	-		4,614
Company Owned Life Insurance	1,442	494	-		1,936
Interchange Fee Income	12,881	1,784	-		14,665
Gain on Sale of Assets of German American Insurance	38,323	-	-		38,323
Other Operating Income	3,826	2,164	-		5,990
Net Gains on Sales of Loans	2,424	736	-		3,160
Net Gains (Losses) on Securities	(34,788)	-	-		(34,788)
Total Non-Interest Income	48,546	9,357	-		57,903
Non-Interest Expense
Salaries and Employee Benefits	61,853	21,545	-		83,398
Occupancy Expense	8,183	3,384	90	(S)	11,657
Furniture and Equipment Expense	2,988	-	-		2,988
FDIC Premiums	2,194	732	-		2,926
Data Processing Fees	8,986	3,544	-		12,530
Professional Fees	6,969	1,854	-		8,823
Advertising and Promotion	2,988	826	-		3,814
Intangible Amortization	1,594	131	5,195	(U)	6,920
Other Operating Expense	14,783	3,932	-		18,715
Total Non-Interest Expense	110,538	35,948	5,285		151,771
Income before Income Taxes	75,417	17,998	6,310		99,725
Income Tax Expense	14,817	3,401	1,325	(V)	19,543
Net Income	$60,600	$14,597	$4,985		$80,182
Per Share Data
Net Income
Basic	$2.04	$7.24	n/m		$2.14
Diluted	$2.04	$7.12	n/m		$2.14
Cash Dividends	$0.81	$2.28	n/m		$0.81

n/m = not meaningful

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA

CONDENSED COMBINED INCOME STATEMENT

 (Dollars in Thousands, Except Per Share Amounts)

For the Twelve Months ended December 31, 2023

Summary of Operations	GABC Historical	HLAN Historical	Transaction Accounting Adjustments	Other Transaction Adjustments	Note 3	Combined Pro- forma Amounts for GABC
Interest Income
Interest and Fees on Loans	$212,517	$84,423	$17,360	$-	(O)	$314,300
Interest on Federal Funds Sold and Other Short-term Investments	1,677	1,201	-	-		2,878
Interest and Dividends on Securities:			-	-		-
Taxable	20,614	4,321	-	-		24,935
Non-taxable	21,848	2,441	-	-		24,289
Total Interest Income	256,656	92,386	17,360	-		366,402
Interest Expense
Interest on Deposits	56,916	28,690	1,900	-	(P)	87,506
Interest on FHLB Advances and Other Borrowings	9,307	2,662	-	-		11,969
Total Interest Expense	66,223	31,352	1,900	-		99,475
Net Interest Income	190,433	61,034	15,460	-		266,927
Provision for credit losses	2,550	2,600	13,800	-	(Q)	18,950
Net Interest Income After Provision for Credit Losses	187,883	58,434	1,660	-		247,977
Non-Interest Income
Wealth Management Fees	11,711	1,079	-	-		12,790
Service Charges on Deposit Accounts	11,538	4,012	-	-		15,550
Insurance Revenues	9,596	505	-	-		10,101
Company Owned Life Insurance	1,731	525	-	-		2,256
Interchange Fee Income	17,452	2,506	-	-		19,958
Other Operating Income	5,830	3,078	-	-		8,908
Net Gains on Sales of Loans	2,363	734	-	-		3,097
Net Gains on Securities	40	-	-	-		40
Total Non-Interest Income	60,261	12,439	-	-		72,700
Non-Interest Expense
Salaries and Employee Benefits	83,244	29,558	-	8,422	(R)	121,224
Occupancy Expense	10,887	4,231	120	-	(S)	15,238
Furniture and Equipment Expense	3,580	-	-	440	(R)	4,020
FDIC Premiums	2,829	1,166	-	-		3,995
Data Processing Fees	11,112	4,461	-	1,449	(R)	17,022
Professional Fees	5,575	1,021	7,611	625	(R)(T)	14,832
Advertising and Promotion	4,857	1,199	-	105	(R)	6,161
Intangible Amortization	2,840	155	6,927	-	(U)	9,922
Other Operating Expense	19,573	5,259	-	884	(R)	25,716
Total Non-Interest Expense	144,497	47,050	14,658	11,925		218,130
Income before Income Taxes	103,647	23,823	(12,998)	(11,925)		102,547
Income Tax Expense	17,759	4,307	(2,730)	(2,504)	(V)	16,832
Net Income	$85,888	$19,516	$(10,268)	$(9,421)		$85,715
Per Share Data
Net Income
Basic	$2.91	$9.69	n/m	n/m		$2.30
Diluted	$2.91	$9.62	n/m	n/m		$2.30
Cash Dividends	$1.00	$3.04	n/m	n/m		$1.00

n/m = not meaningful

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

Note 1: Basis of Presentation

The pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger under the acquisition method of accounting with GABC as the acquirer. The pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial condition or results of the combined companies had the companies actually been combined at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of HLAN, as of the effective date of the merger, will be recorded by GABC at their respective fair values and the excess of the merger consideration over the fair value of HLAN’s net assets will be allocated to goodwill.

The merger was completed on February 1, 2025. HLAN shareholders (other than the Heartland Bank 401(k) Profit Sharing Plan (the “HLAN 401(k) Plan”)) received 3.90 shares of GABC common stock (plus cash-in-lieu of any fractional share created by the exchange ratio) for each share of HLAN common stock they held immediately prior to the merger. The beneficial owners of HLAN shares held in the HLAN 401(k) Plan received a cash payment for such shares as described in more detail in Note 2. The implied value of the merger consideration to HLAN shareholders was $161.19 per share, or a total of $343.1 million, based on the closing stock price of GABC common stock of $41.33 per share on January 31, 2025, which was the business day immediately preceding the merger closing date.

In addition, the merger agreement obligated GABC to pay a cancellation payment to the holders of outstanding options to purchase shares of HLAN common stock. The cancellation payment for each stock option for a share of HLAN common stock was paid in cash in an amount equal to (i) $154.60 per share, which reflects the 3.90 exchange ratio multiplied by $39.64, the volume-weighted average price of GABC’s common shares over the 10 consecutive trading days ending on January 28, 2025 (the “10-day VWAP”) less (ii) the option exercise price per share, and less (iii) any applicable withholding taxes. The aggregate amount of the cancellation payment was approximately $14.7 million.

Note 2: Determination and Allocation of the Purchase Price

The pro forma adjustments include the estimated purchase accounting entries to record the merger transaction. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma condensed combined financial statement are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

GABC acquired each of the outstanding shares of HLAN common stock (other than those held in the HLAN 401(k) Plan) for 3.90 shares of GABC common stock (plus cash-in-lieu of fractional share interests). As stated above, the HLAN 401(k) Plan received a cash payment in exchange for each share of HLAN common stock held in the plan at a price per share equal to $161.19, which represents 3.90 multiplied by $41.33, the closing price of GABC common stock on January 31, 2025 (the trading day immediately preceding the closing of the merger).

The table below includes the issuance of 7,742,723 shares of GABC common stock, which represents 1,985,334 shares of HLAN common stock that were exchanged for GABC shares at the closing of the merger (which was the amount of HLAN common stock outstanding on January 31, 2025, excluding shares held in the HLAN 401(k) Plan). The information below relating to the merger consideration payable in respect of each outstanding share of HLAN common stock reflects a GABC common stock price of $41.33 per share, which was the closing price on January 31, 2025, the last trading day preceding the merger closing date. The determination of the option cancellation payment below reflects a GABC common stock price of $39.64 per share, the 10-day VWAP through January 28, 2025.

GABC

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Note 2 – Determination and Allocation of Purchase Price

(Dollars in Thousands, Except Per Share Amounts)

Determination of Purchase Price
HLAN shares outstanding	1,985,334
Exchange ratio	3.90
GABC shares issued	7,742,723
GABC stock price at 1/31/2025	$41.33
Common stock consideration	$320,007
Cash consideration (from below)	$23,102
Total purchase price	$343,109
Preliminary goodwill	$215,407

Cash Merger Consideration
Cash paid for 401(k) shares
HLAN shares outstanding in 401(k) Plan	52,395
Cash consideration per share ($41.33 x 3.90)	$161.19
Cash paid for shares outstanding	$8,449
Cash paid in cancellation of options
Outstanding options at 1/31/2025	205,312
Cash amount per share
Total amount per share ($39.64 x 3.90)	$154.60
Weighted average exercise price	83.23
Stock option cancellation payment per share	$71.37
Cash paid for cancelled stock options	$14,653
Total cash consideration	$23,102

Allocation of Purchase Price
Total Purchase Price	$343,109
Allocated to:
Historical book value of HLAN assets and liabilities	175,866
HLAN estimated transaction costs, net of tax	(3,287)
Adjusted book value of HLAN	$172,579
Adjustments to record assets and liabilities at fair value:
Net loan portfolio adjustment	$(83,855)
Time deposit adjustment	1,900
Core deposit intangible	38,100
Fixed asset valuation adjustment	3,300
Eliminate HLAN's existing goodwill	(12,389)
Eliminate HLAN's existing core deposit intangible	(433)
Net fair value adjustments	$(53,377)
Tax effect of net fair value adjustments	8,500
After-tax net fair value adjustments	$(44,877)
Total allocation of purchase price	$127,702
Preliminary Goodwill	$215,407

Note 3:  Pro Forma Adjustments to Unaudited Condensed Combined Financial Information

(A) Adjustment to cash to reflect the cash paid for shares held in the HLAN 401(k) Plan and the stock option cancellation payment.  See Note 2.

(B) Adjustment to HLAN loans to reflect estimated fair value adjustments on non-Purchase Credit Deteriorated ("non-PCD") and Purchase Credit Deteriorated ("PCD") acquired loans.  The fair value adjustment is projected, for pro forma purposes, to accrete into interest income on a straight-line basis over the life of the respective loans.  This adjustment also takes into consideration the gross up of PCD loans.

(in thousands)	September 30, 2024
To record fair value of interest rate mark for the loan portfolio	$(73,000)
To record fair value of credit for the loan portfolio	$(28,700)
To record the PCD loan CECL gross-up	14,900
Total adjustment to Loans	$(86,800)

(C) Adjustments to allowance for credit losses.

(in thousands)	September 30, 2024
Reversal of HLAN historical allowance for credit losses at closing	$(17,813)
Increase in the allowance for credit losses for gross-up for estimate of lifetime credit losses for PCD loans	14,900
Provision for estimated lifetime credit losses for non-PCD loans	13,800
Net change in allowance for credit losses	$10,887

(D) Adjustment to reflect the fair value of fixed assets acquired.

(E) Adjustment to eliminate HLAN's historical goodwill of $12.4 million and to record estimated goodwill associated with the merger of $215.4 million.

(F) Adjustment to eliminate HLAN's historical core deposit intangible of $433,000 and to record estimated core deposit intangible of $38.1 million.

(G) Adjustment to reflect estimated deferred tax liabilities associated with the effects of acquisition adjustments.

(H) Adjustment to reflect the estimated fair value of time deposits.

(I) Adjustment to reflect the estimated accruals for merger-related transaction costs incurred as of the closing date of $19.5 million on a pre-tax basis.

(J) Adjustment to record the issuance of 7.743 million shares of GABC common stock at $1.00 par value per share.

(K) Adjustment to eliminate HLAN's historical additional paid-in capital of $58.9 million and to record the issuance of GABC common stock in excess of par value of $312.3 million.

(L) Adjustment to eliminate HLAN's historical retained earnings of $130.1 million.

(M) Adjustment to reflect the impact on retained earnings for the CECL day two provision for credit losses for non-PCD loans as well as the estimated accruals for merger-related transaction costs incurred as of the closing date.

(N) Adjustment to eliminate HLAN's accumulated other comprehensive income.

(O) Adjustment to record the estimated accretion of fair value adjustments for the acquired loan portfolio projected over five years on a straight line basis for pro forma purposes.

(P) Adjustment to record the estimated accretion/amortization of fair value adjustments for time deposits projected over one year for pro forma purposes.

(Q) Adjustment to record the CECL day two provision for credit losses for non-PCD loans.

(R) Adjustment to record the estimated post-closing merger-related transaction costs of $11.3 million which includes severance-related items, data processing contracts and other vendor contracts.

(S) Adjustment to record the estimated amortization of fair value adjustments for fixed assets projected over 27 years on a straight line basis for pro forma purposes.

(T) Adjustment to record the estimated professional fees related to transaction.

(U) Adjustment to record the estimated amortization of core deposit intangible projected over 10 years utilizing an accelerated method for pro forma purposes.

(V) Adjustment to record the estimated tax impact of the fair value adjustments, CECL day two provision for credit losses and merger-related transaction costs.